UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): September 21, 2008

MORGAN STANLEY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1585 Broadway, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

                     On September 21, 2008, Morgan Stanley (the “Company”) issued a press release announcing that its application to become a bank holding company was approved by the U.S. Federal Reserve Board of Governors and that the Company has elected to be deemed a financial holding company under the Bank Holding Company Act. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

                     On September 22, 2008, the Company issued a press release announcing that it had entered into a letter of intent to pursue a strategic alliance with Mitsubishi UFJ Financial Group, Inc.  The letter of intent relates to an investment in the Company that would eventually reach 20 percent of its equity on a fully diluted basis.  The investment would be based on the Company's book value as agreed upon completion of satisfactory due diligence.  The letter of intent is nonbinding and subject to definitive documentation and due diligence. The closing of the transaction would be subject to regulatory approvals and other customary conditions. A copy of the press release is being filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits

            (d)     Exhibits

Exhibit
Number         Description

99.1              Press release of the Company dated September 21, 2008

99.2              Press release of the Company dated September 22, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date: September 22, 2008	By:	/s/ Martin M. Cohen

Martin M. Cohen
Assistant Secretary and Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of the Company dated September 21, 2008

99.2	Press release of the Company dated September 22, 2008